================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                      DAIRY MART CONVENIENCE STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                [LOGO DAIRY MART]
                                       DM

                       DAIRY MART CONVENIENCE STORES, INC.
          ONE DAIRY MART WAY, 300 EXECUTIVE PARKWAY WEST, HUDSON, OHIO



Dear Dairy Mart Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. ("the Company") to be held at 10:00 a.m. (Eastern time) on Thursday, June 10, 1999, at Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio. At the Annual Meeting, eight persons will be elected to the Board of Directors. The Board of Directors recommends election of each of the named nominees. Such other business will be transacted as may properly come before the Annual Meeting.

         We hope that you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we request that you sign, date and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.


                                        Sincerely yours,


                                        Dairy Mart Convenience Stores, Inc.


                                        Robert B. Stein, Jr.
                                        Chairman of the Board, President and
                                        Chief Executive Officer
May 14, 1999

                       DAIRY MART CONVENIENCE STORES, INC.

                           --------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 10, 1999

                           --------------------------


         Notice is hereby given that the 1999 Annual Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. will be held at the Company's offices, One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio, on Thursday, June 10, 1999 at 10:00 A.M., (Eastern time), for the following purposes:

                  1.       To elect eight members to the Board of Directors;

                  2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on May 7, 1999 are entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.


                                           By Order of the Board of Directors



                                           Robert B. Stein, Jr.,
                                           Chairman of the Board, President and
                                           Chief Executive Officer

May 14, 1999


-------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AT THEIR EARLIEST CONVENIENCE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE MEETING AND VOTE THEIR SHARES IN PERSON.
-------------------------------------------------------------------------------

                       DAIRY MART CONVENIENCE STORES, INC.
                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio 44236 for use at the Annual Meeting of Shareholders to be held on Thursday, June 10, 1999, and at any and all adjournments or postponements thereof. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. Directors, officers and some employees of the Company may solicit proxies personally or by telephone, without additional compensation. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about May 14, 1999.

         Shares of Class A Common Stock, par value $ .01 per share ("Class A Common Stock"), or Class B Common Stock, par value $ .01 per share ("Class B Common Stock," and together with the Class A Common Stock, "Common Stock"), of the Company represented by properly executed proxies will be voted as directed on the proxy. Properly executed proxies containing no voting directions to the contrary will be voted for the election of the nominees named below. A proxy may be revoked at any time before it is voted at the Annual Meeting by notifying the Chief Financial Officer of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Annual Meeting. Attendance at the Annual Meeting will not by itself operate to revoke a proxy.


                       OUTSTANDING STOCK AND VOTING RIGHTS

         The Board of Directors has fixed the close of business on May 7, 1999 as the record date for the determination of shareholders entitled to notice of this Annual Meeting, and only shareholders of record on that date will be entitled to vote at the meeting. As of May 7, 1999, 3,245,660 shares of Class A Common Stock were issued and outstanding and 1,467,199 shares of Class B Common Stock were issued and outstanding. Except with respect to the election of directors, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Class B Common Stock having one vote per share and each share of Class A Common Stock having one-tenth of a vote per share. With respect to the election of directors, holders of Class A Common Stock are entitled to elect 25% of the Board of Directors (rounded up to the nearest whole number) to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of Common Stock. The holders of the Class B Common Stock have the right to elect the remaining directors to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class B Common Stock is at least 12.5% of the total number of outstanding shares of both classes of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of 5% or more of either class of Common Stock as of May 7, 1999. This information is furnished in accordance with the Securities and Exchange Commission ("SEC") regulations relating to any persons known by the Company to be the beneficial owners of 5% or more of Common Stock. In preparing the following table, the Company has relied on information filed by such persons with the SEC, and in some cases, other information provided to the Company by such persons.

                                                                          Amount and Nature
                                Name and Address of                         of Beneficial          Percent
Title Of Class                   Beneficial Owner                            Ownership             of Class
--------------            --------------------------------               ------------------        --------
Class B                   DM Associates Limited Partnership                   638,743 (1)           43.5%
Common Stock              300 Executive Parkway West
                          Hudson, Ohio

                          New DM Management Associates I                      638,743 (1)           43.5%
                          300 Executive Parkway West
                          Hudson, Ohio

                          Robert B. Stein, Jr.                                638,743 (1)           43.5%
                          300 Executive Parkway West
                          Hudson, Ohio

                          Gregory G. Landry                                   638,743 (1)           43.5%
                          300 Executive Parkway West
                          Hudson, Ohio

                          Wilen Management Company, Inc.                      143,075 (2)            9.8%
                          2360 West Joppa Road
                          Suite 226
                          Lutherville, Maryland

                          Frank Colaccino                                      78,682 (3)            5.4%
                          360 Bloomfield Avenue
                          Suite 208
                          Windsor, Connecticut

                                                                          Amount and Nature
                                Name and Address of                         of Beneficial          Percent
Title Of Class                   Beneficial Owner                            Ownership             of Class
--------------            --------------------------------               ------------------        --------
Class A                   Triumph-Connecticut Limited                         765,000 (4)           19.1%
Common Stock              Partnership
                          28 State Street, 37th Floor
                          Boston, Massachusetts

                          The IDS Mutual Fund Group                           372,999 (5)           10.3%
                          IDS Tower 10
                          Minneapolis, Minnesota

                          American International Group, Inc.                  360,001 (6)           10.0%
                          70 Pine Street
                          New York, New York

                          Wilen Management Company, Inc.                      242,323 (2)            7.5%
                          2360 West Joppa Road
                          Suite 226
                          Lutherville, Maryland

                          William L. Musser, Jr. and                          314,900 (7)            9.7%
                          New Frontier Capital, L.P.
                          919 Third Avenue
                          New York, New York

Notes to Table

 (1) DM Associates Limited Partnership ("DM Associates") is the owner of record of 638,743 shares of Class B Common Stock of the Company, representing approximately 43.5% of the issued and outstanding shares of Class B Common Stock, and 35.6% of the total voting power of both classes of the Common Stock. The general partner of DM Associates is New DM Management Associates I ("DM Management I"), which is a general partnership. The general partners of DM Management I are Robert B. Stein, Jr., and Gregory G. Landry, each of whom owns 50% of the partnership interest of DM Management I.

        As the sole general partner of DM Associates, DM Management I has the power to vote and dispose of the 638,743 shares of Class B Common Stock owned by DM Associates, subject to the required consent of a class of limited partners of DM Associates for sales of more than 360,000 shares. The partnership agreement of DM Management I provides that a majority of the partnership interests of DM Management I is required to vote the shares of Class B Common Stock owned by DM Associates.

        As the managing general partner of DM Management I, Mr. Stein has sole dispositive power with respect to the 638,743 shares owned by DM Associates, subject to the limitation described above. As general partners of DM Management I, Mr. Stein and Mr. Landry share voting power with respect to the 638,743 shares owned by DM Associates.

        The number of shares set forth in the table above does not include shares of Class A Common Stock or Class B Common Stock that either of Messrs. Stein and Landry may beneficially own other than in their capacity as general partners of DM Associates I. See ITEM 1 -- ELECTION OF DIRECTORS -- Information Concerning Nominees and Certain Executive Officers.

(2) Two Schedules 13G were filed with the SEC by Wilen Management Company, Inc. ("Wilen") and James Wilen, in his capacity as President and sole owner of Wilen, to report Wilen's beneficial ownership as an investment advisor to various clients, of shares of Class A and Class B Common Stock. The total of Class A and Class B Common Stock of 385,398 shares, represents approximately 8.2% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 9.3% of the total voting power of both classes of the Company's Common Stock.

(3) Frank Colaccino reported on a Schedule 13G filed with the SEC his beneficial ownership, as a private investor, of shares of Class B Common Stock. The 78,682 shares represent approximately 1.7% of the total number of issued and outstanding shares of both classes of the Company's Common Stock and approximately 4.4% of the total voting power of both classes of the Company's Common Stock.

(4) Triumph-Connecticut Limited Partnership ("Triumph"), Triumph's general partner, Triumph-Connecticut Capital Advisors, Limited Partnership ("TCCALP"), and TCCALP's general partners, Triumph-Capital Group, Inc., Fredrick W. McCarthy, Fredrick S. Moseley, IV, E. Mark Noonan, Thomas W. Janes, John M. Chapman and Richard J. Williams, reported on a Schedule 13D filed with the SEC their shared beneficial ownership of currently exercisable warrants to purchase an aggregate of 765,000 shares of Class A Common Stock. If the 765,000 shares underlying the warrants were issued, they would represent approximately 14.0% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 4.1% of the total voting power of both classes of the Company's Common Stock.

 (5) The IDS Mutual Fund Group, through nominees, holds currently exercisable warrants to purchase an aggregate of 372,999 shares of Class A Common Stock. If the 372,999 shares underlying the warrants were issued, they would represent approximately 7.3% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 2.0% of the total voting power of both classes of the Company's Common Stock.

(6) American International Group, Inc. and its affiliates hold currently exercisable warrants to purchase an aggregate of 360,001 shares of Class A Common Stock. If the 360,001 shares underlying the warrants were issued, they would represent approximately 7.1% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 2.0% of the total voting power of both classes of the Company's Common Stock.

(7) New Frontier Capital, L.P., and William L. Musser, Jr., in his capacity as General Partner, reported on a Schedule 13D filed with the SEC its beneficial ownership, as an investment advisor, of 314,900 shares of Class A Common Stock. The 314,900 shares represent approximately 6.7% of the total number of issued and outstanding shares of both classes of the Company's Common Stock, and approximately 1.8% of the total voting power of both classes of the Company's Common Stock.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         Eight directors have been nominated for election at this Annual Meeting, to hold office until the next Annual Meeting and until the election and qualification of their successors. Pursuant to the Company's Certificate of Incorporation, two of the directors are to be elected by the holders of Class A shares (the "Class A Directors") and six of the directors are to be elected by the holders of Class B shares (the "Class B Directors"). The Board of Directors has nominated Albert T. Adams and Thomas W. Janes as Class A Directors and Frank
W. Barrett, J. Kermit Birchfield, Jr., John W. Everets, William A. Foley, Gregory G. Landry, and Robert B. Stein, Jr. as Class B Directors. All of the nominees, except William A. Foley, are currently serving on the Board. It is intended that proxies of the respective classes of shares will be voted in favor of all of these persons.

 INFORMATION CONCERNING NOMINEES AND CERTAIN EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the ownership of the Common Stock and other matters with respect to the nominees, the named executive officers listed in the Summary Compensation Table and all directors and executive officers as a group, as of May 7, 1999.

                                                        SHARES (AND PERCENT) OF COMMON STOCK
     NAME   (AGE)                                       BENEFICIALLY OWNED AS OF MAY 7, 1999
---------------------------------------------           ---------------------------------------
                                                                                                     PERCENT
                                              DIRECTOR       CLASS B               CLASS A           OF TOTAL
   CLASS B DIRECTORS                           SINCE       COMMON STOCK         COMMON STOCK       VOTING POWER
   -----------------                          -------   ----------------     ----------------     ------------
Frank W. Barrett (59).....................       1983         2,500 (*)           14,250 (*)(1)          (*)
J. Kermit Birchfield, Jr. (59)............       1996         3,250 (*)           13,250 (*)(2)          (*)
John W. Everets (53)......................       1994        11,250 (*)           11,750 (*)(3)          (*)
William A. Foley (51).....................       ---            ---                  ---                ---
Gregory G. Landry (41)....................       1991       651,243 (44.0%)      138,375 (4.1%)(4)(5)    36.6%
Robert B. Stein, Jr. (41).................       1992       660,618 (44.4%)      227,550 (6.6%)(4)(6)    37.3%

   CLASS A DIRECTORS
   -----------------
Thomas W. Janes (43)......................       1995         1,250              773,250 (19.2%)(7)(8)    4.2%
Albert T. Adams (48)......................       1998         1,250                6,250 (*)(9)           (*)

NAMED EXECUTIVE
   OFFICERS
------------------
Dale W. Fuller (49).......................        N/A           0                      0
Scott A. Stein (40).......................        N/A           0                 22,500 (*)(10)          (*)
Susan D. Adams (41).......................        N/A           0                  5,000 (*)(11)          (*)
Alice Guiney (45).........................        N/A           0                  6,250 (*)(12)          (*)

ALL DIRECTORS AND EXECUTIVE
   OFFICERS AS A GROUP
----------------------------
(14 persons)..............................        N/A     692,618 (45.9%) (13) 1,265,448 (28.8%)(13)     42.0%

(*) Owns less than 1% of the issued and outstanding class of Common Stock or of the total voting power.

(1) Includes exercisable, within 60 days of May 7, 1999, non-qualified stock options granted to Mr. Barrett to purchase 13,250 shares and 1,250 shares of Class A and Class B Common Stock, respectively.

(2) Includes exercisable, within 60 days of May 7, 1999, non-qualified stock options granted to Mr. Birchfield to purchase 7,250 shares and 1,250 shares of Class A and Class B Common Stock, respectively.

(3) Includes exercisable, within 60 days of May 7, 1999, non-qualified stock options granted to Mr. Everets to purchase 10,750 shares and 1,250 shares of Class A and Class B Common Stock, respectively.

(4) Messrs. Stein and Landry are the general partners of DM Management I (described in footnote 1 to the Principal Shareholders table above). The shares of Class B Common Stock set forth in this table for Messrs. Stein and Landry include the shares beneficially owned by them in their capacity as general partners of DM Management I.

(5) Includes exercisable, within 60 days of May 7, 1999, incentive stock options granted to Mr. Landry to purchase 132,125 shares and 12,500 shares of Class A and Class B Common Stock, respectively.

(6) Includes exercisable, within 60 days of May 7, 1999, incentive stock options granted to Mr. Robert Stein to purchase 199,375 shares and 21,875 shares of Class A and Class B Common Stock, respectively.

(7) The shares of Class A Common Stock set forth in this table for Mr. Janes include the shares set forth for Triumph in the Principal Shareholders table. Mr. Janes' pecuniary interest in the 765,000 shares is based upon his status as general partner of TCCALP, general partner of Triumph, the entity holding the shares, and is not discernible. Mr. Janes disclaims beneficial ownership of all shares other than those attributable to him as a general partner of TCCA.

(8) Includes exercisable, within 60 days of May 7, 1999, non-qualified stock options granted to Mr. Janes to purchase 7,250 shares and 1,250 shares of Class A and Class B Common Stock, respectively.

(9) Includes exercisable, within 60 days of May 7, 1999, non-qualified stock options granted to Mr. Adams to purchase 1,250 shares each of Class A and Class B Common Stock, respectively.

(10) Includes exercisable, within 60 days of May 7, 1999, incentive stock options granted to Mr. Scott Stein to purchase 22,500 shares of Class A Common Stock.

(11) Includes exercisable, within 60 days of May 7, 1999, incentive stock options granted to Ms. Adams to purchase 5,000 shares of Class A Common Stock.

(12) Includes exercisable, within 60 days of May 7, 1999, incentive stock options granted to Ms. Guiney to purchase 6,250 shares of Class A Common Stock.

(13) Includes exercisable, within 60 days of May 7, 1999, stock options granted to all directors and executive officers of the Company to purchase 443,750 shares of Class A Common Stock, 40,625 shares of Class B Common Stock and currently exercisable Warrants to purchase 765,000 shares of Class A Common Stock.

NOMINEES FOR ELECTION AS DIRECTORS

The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting.


          INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS A DIRECTORS

ALBERT T. ADAMS

Albert T. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Greater Cleveland Roundtable and of the Western Reserve Historical Society and is a Vice President of the Harvard Business School Club of Northeastern Ohio. Mr. Adams is a director of American Industrial Properties REIT, Associated Estates Realty Corporation, Boykin Lodging Company, Captec Net Lease Realty, Inc. and Developers Diversified Realty Corporation.

THOMAS W. JANES

Mr. Janes has been a Managing Director since 1990 of Triumph Capital Group, Inc., a firm engaged in investment management and investment banking. He is also a general partner of Triumph-Connecticut Capital Advisors Limited Partnership, the general partner of Triumph-Connecticut Limited Partnership.



          INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS B DIRECTORS

FRANK W. BARRETT

Mr. Barrett is Executive Vice President of Family Bank, FSB. He previously served as Senior Vice President for Bank of Ireland First Holdings, Inc. from September 1990 to December 1993, as Senior Vice President for Connecticut National Bank from May 1990 to September 1990, and as Senior Vice President for Shawmut Bank, N.A. from January 1988 to May 1990. Mr. Barrett is a member of the Board of Directors of the Providence and Worcester Railroad, which provides freight rail service in Connecticut, Massachusetts and Rhode Island.

J. KERMIT BIRCHFIELD, JR.

Mr. Birchfield is Chairman of the Board of Displaytech, Inc., a manufacturer of high resolution miniature ferro-electric liquid crystal displays. From June 1990 to November 1994 he served as Senior Vice President and General Counsel of M/A-COM, Inc., a telecommunications company. Mr. Birchfield is a member of the Board of Directors of HPSC, Inc., a publicly held company that provides financing for the purchase of health care equipment, Intermountain Gas Company, Inc., an Idaho public utility company, and the Compass Group of Mutual Funds of MFS, Inc., a wholly owned subsidiary of Sun Life of Canada, a registered mutual funds company.

JOHN W. EVERETS

Mr. Everets has been Chairman of the Board and Chief Executive Officer of HPSC, Inc., a publicly held company that provides financing for health care equipment since July 1993 and has been a director of HPSC, Inc. since 1983. He was Chairman of the Board of T.O. Richardson Co., Inc., a financial services company, from January 1990 until July 1993. Mr. Everets is also a director of Eastern Company, a publicly held manufacturing company and Crown Northcorp, a public asset management company.

WILLIAM A. FOLEY

Mr. Foley has been the Chairman, President, Chief Executive Officer and a Director of Lesco, Inc., the leading manufacturer and direct marketer of turf care products and equipment, since July 1993. He was President and Chief Executive Officer of Imperial Wall Coverings, Inc., a wallpaper producer and subsidiary of Collins & Aikman, Inc. from October 1990 until February 1993. Mr. Foley is also a director of Alltrista Corporation, a consumer and industrial products manufacturing company, and Libby, Inc., a producer of glass products.

GREGORY G. LANDRY

Mr. Landry has served as Chief Financial Officer of the Company since August 1990 and was named Executive Vice President of the Company in April 1992. Mr. Landry joined the Company in October 1985 and served in various financial positions, including Treasurer. He is a certified public accountant and a member of the American Institute of Certified Public Accountants.

ROBERT B. STEIN, JR.

Mr. Stein was elected President of the Company in September 1994, Chief Executive Officer in June 1995 and Chairman of the Board of Directors in December 1995. He joined the Company in 1983 and served in various positions including Treasurer, General Manager of the Midwest Region, and Executive Vice President-Operations and Marketing.

EXECUTIVE OFFICERS

         Listed below are the names, positions and ages of the executive officers of the Company as of May 7, 1999. Each executive officer will serve until his successor is selected by the Board of Directors or until his earlier resignation or removal.

NAME                            POSITION                                            AGE
----                            --------                                            ---
Robert B. Stein, Jr.            Chairman of the Board, President and                 41
                                Chief Executive Officer

Gregory G. Landry               Executive Vice President and                         41
                                Chief Financial Officer

Dennis J. Tewell                Vice President Business Development and              42
                                Franchise Operations

Alice R. Guiney                 Vice President Human Resources                       45

Daniel W. Wallace               Vice President Food Service                          50

Darrell J. Davis                Vice President Store Operations                      40

Susan D. Adams                  Vice President Finance and Treasurer                 41

Jay E. Ross                     Vice President Marketing and                         46
                                Merchandising

Dale R. Valvo                   Vice President Gasoline and Store Development        49


ROBERT B. STEIN, JR.

Mr. Stein was elected President of the Company in September 1994, Chief Executive Officer in June 1995 and Chairman of the Board of Directors in December 1995. He joined the Company in 1983 and served in various positions including Treasurer, General Manager of the Midwest Region, and Executive Vice President - Operations and Marketing.

GREGORY G. LANDRY

Mr. Landry has served as Chief Financial Officer since August 1990 and was named Executive Vice President of the Company in April 1992. Mr. Landry joined the Company in October 1985 and served in various financial positions, including Treasurer. He is a certified public accountant and a member of the American Institute of Certified Public Accountants.

DENNIS J. TEWELL

Mr. Tewell was named Vice President Business Development and Franchise Operations in February 1999. Mr. Tewell joined the former CONNA Corporation in 1985 and has served as Vice President Franchise Operations, Vice President Business Development, Vice President Store Operations, Director of Operations, Strategic Planning Coordinator in the Southeast Region, and special consultant for the Company's international operations in Europe.

ALICE R. GUINEY

Ms. Guiney was named Vice President Human Resources in November 1996. Prior to joining the Company, Ms. Guiney directed corporate and field operational disciplines of human resources for Sunglass Hut International in Coral Gables, Florida. Ms. Guiney also held the positions of Director of Merchandising and Director of Administration during her tenure with Burdines Department Stores.

DANIEL W. WALLACE

Mr. Wallace was named Vice President Food Service in February 1999. During his tenure with the Company, Mr. Wallace has served as Vice President Corporate Store Operations, head of Midwest store operations, Director of Operations, Corporate Operations Coordinator for the Company's point-of-sale project, Division Manager, Supervisor, and Store Manager. Mr. Wallace was also a special consultant for the Company's international operations in France.

DARRELL J. DAVIS

Mr. Davis was named Vice President Store Operations in November 1997. Mr. Davis joined Dairy Mart/CONNA in 1983 as a Regional Coordinator. During his career, he has been Associate Director of Property Development, Operations Specialist, Franchising Manager and Director of Operations. In 1994, he was named as head of operations in the Southeast region.

SUSAN D. ADAMS

Ms. Adams was named Vice President Finance and Treasurer in December 1997. Prior to joining the Company, Ms. Adams served as Assistant Treasurer for Doubletree Corporation. She has also served as Assistant Treasurer for Circle K Corporation.

JAY E. ROSS

Mr. Ross was named Vice President Marketing and Merchandising in November 1997. Prior to joining the Company, Mr. Ross was Vice President of Merchandising with Revco D.S., Inc. During his 28-year tenure with Revco, Mr. Ross served in numerous marketing and merchandising capacities.

DALE R. VALVO

Mr. Valvo was named Vice President Gasoline and Store Development in February 1999. He joined the Company in April 1998 as Vice President Gasoline Operations. Prior to joining the Company, Mr. Valvo was General Manager Marketing-Southeast Business Unit for Fina Oil and Chemical Company. Mr. Valvo also served as President of Harken Marketing Company, a subsidiary of Harken Energy Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of Forms 3, 4 and 5, all transactions occurring during fiscal year 1999 which required the reporting of changes in beneficial ownership of the Company's Common Stock were timely filed for all of the Company's executive officers and directors. However, the automatic grant of options in fiscal year 1998 to purchase 3,500 shares of Class A Common Stock under the Outside Directors' stock option plan and an award in fiscal year 1998 of 1,000 shares of Class A Common Stock to each of John W. Everets, J. Kermit Birchfield, Jr., Frank W. Barrett and Thomas W. Janes were not timely filed with the Securities and Exchange Commission.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the 1999 fiscal year, the Board of Directors of the Company held six meetings. None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which they were members.

         The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominations Committee. The Audit Committee currently consists of Messrs. Barrett, Janes and Everets and is responsible for recommending the appointment of independent accountants and for reviewing the reports and expenses of the audits conducted by the Company's independent accountants. The Compensation Committee currently consists of Messrs. Barrett, Birchfield and Everets, and is responsible for recommending the compensation to be paid to the Company's executive officers and for administering the Company's stock option plans. The Nominations Committee currently consists of Messrs. Adams, Birchfield and Everets, and is responsible for receiving and recommending to the Board of Directors the nominees for persons to serve as directors of the Company. During the 1999 fiscal year there were two meetings of the Compensation Committee and one meeting each of the Audit Committee and the Nominations Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors during the last fiscal year were Messrs. Barrett, Everets and Birchfield. None of these individuals was at any time during fiscal 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SHAREHOLDER NOMINATIONS OF DIRECTORS

         In addition to the right of the Board of Directors of the Company to make nominations of persons for election as Directors, nominations may be made at a meeting of shareholders by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with certain notice procedures set forth in the Company's Certificate of Incorporation. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 14 days nor more than 60 days prior to the meeting of shareholders called for the election of Directors; provided, however, that if fewer than 21 days notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. A shareholder's notice must set forth as to each person whom the shareholder proposes to nominate for election or re-election as a Director: (i) the name, age, business address, and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company that are beneficially owned by such person, and (iv) any other information reasonably requested by the Company. All such shareholder nominations may be made only at a meeting of shareholders called for the election of Directors at which such shareholder is present in person or by proxy.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

         The table below provides certain information for the Company's past three fiscal years regarding the cash and other compensation paid to, earned by, or awarded to the six most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

         SUMMARY COMPENSATION TABLE                                                    LONG TERM
                                                                                     COMPENSATION
                                         ANNUAL COMPENSATION (a)                       AWARDS (b)
                                         ----------------------                       -------------

                                                                                       SECURITIES
                                                                         OTHER ANNUAL  UNDERLYING   ALL OTHER
         NAME AND PRINCIPAL           FISCAL                             COMPENSATION   OPTIONS    COMPENSATION
         POSITION                      YEAR           SALARY     BONUS     ( c )         ( d )        ( e )
---------------------------------------------------------------------------------------------------------------
         Robert B. Stein, Jr.,         1999           $374,998      --     $45,983      175,000      $10,270
         President, Chief              1998            331,738   80,000     43,869          --         9,126
         Executive Officer and         1997            282,700   22,500      1,412          --         9,435
         Chairman of the Board

         Gregory G. Landry,            1999            244,998      --         --       100,000       10,009
         Executive Vice President      1998            239,230   40,000      1,846          --         8,670
         and Chief Financial           1997            226,346   18,900     47,795          --         8,670
         Officer

         Scott A. Stein,               1999            130,000      --       6,000          --           388
         Vice President Management     1998            124,231   25,000     71,114       10,000          246
         Information Systems (f)       1997            113,077    9,000        774          --         1,216

         Dale W. Fuller,               1999            150,000      --       5,500       25,000       75,000
         Executive Vice President and
         Chief Administrative Officer

         Susan D. Adams,               1999            125,000      --      45,193          --           --
         Vice President Finance and    1998             26,442      --      15,983        20,000         --
         Treasurer

         Alice R. Guiney,              1999            125,000      --       1,508           --          --
         Vice President Human          1998            125,000      --      32,771        15,000         --
         Resources                     1997             20,846      --         --          5,000         --

         (a) Annual compensation does not include non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of each named executive officer.

         (b) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments during fiscal years 1999, 1998 or 1997.

         (c) Other annual compensation for the following named executive officers includes the following amounts paid on behalf of, or received by, each officer; (i) for Mr. Robert Stein $27,731 in relocation expense and $18,252 in tax reimbursement for fiscal year 1999 and $42,915 in relocation expense in fiscal year 1998, (ii) $46,488 in relocation expense for Mr. Landry in fiscal year 1997, (iii) for Mr. Scott Stein $6,000 in automobile allowance in fiscal year 1999 and $71,098 in relocation expense in fiscal year

                  1998, (iv) $5,500 in automobile allowance for Mr. Fuller in fiscal year 1999, (v) $24,100 in relocation expense, $14,093 in tax reimbursement, and $7,000 in automobile allowance for Ms. Adams in fiscal year 1999. In fiscal year 1998, Ms. Adams was paid $8,934 in relocation expense and $7,049 in tax reimbursement. Ms. Adams was employed by the Company as of November 2, 1997. (vi) $1,508 in automobile allowance for Ms. Guiney in fiscal year 1999. In fiscal year 1998, Ms. Guiney was paid $20,591 in relocation expense and $12,180 in tax reimbursement. Ms. Guiney was employed by the Company as of November 11, 1996.

         (d) The Company granted options to purchase shares of the Company's Common Stock to certain executive officers under the Company's 1995 Stock Option and Incentive Award Plan in fiscal year 1999. Mr. Robert Stein was granted 87,500 options each of Company's Class A and Class B Common Stock and Mr. Landry was granted 50,000 options each of Class A and Class B Common Stock. Mr. Fuller was also granted 25,000 options of Class A Common Stock in fiscal year 1999. As a result of his termination, the stock options have expired. In fiscal year 1998, Mr. Scott Stein and Ms. Adams were granted 10,000 and 20,000 options, respectively, of Class A Common Stock. Ms. Guiney was granted 15,000 and 5,000 options of Class A Common Stock in fiscal years 1998 and 1997, respectively.

         (e) Includes amounts contributed for the benefit of the Company's executive officers to the Company's qualified profit sharing plan and premiums paid by the Company for split-dollar and life insurance for the benefit of certain executive officers during the applicable years. Company contributions to the qualified profit sharing plan for each of the 1999, 1998, and 1997 fiscal years, respectively, included $388, $246, and $555 for Mr. Robert Stein, $388, $0, and $0, for Mr. Landry, $388, $246, and $1,216 for Mr. Scott Stein. Premiums paid on split-dollar and life insurance for each of the 1999, 1998 and 1997 fiscal years, respectively, included $9,882, $8,880 and $8,880 for Mr. Robert Stein, and $9,621, $8,670 and $8,670 for
                  Mr. Landry. Mr. Fuller's employment with the Company was terminated as of January 29, 1999. The Company is making payments to Mr. Fuller in the amount of six months salary.

         (f) Mr. Scott Stein's employment with the Company was terminated as of April 30, 1999. Mr. Stein is the brother of Robert B. Stein, Jr., President, Chief Executive Officer and Chairman of the Board.

                 LONG-TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

         The Company did not grant stock awards in fiscal year 1999 to any of the executive officers listed in the Summary Compensation Table above.


                       OPTIONS GRANTS IN LAST FISCAL YEAR

         The table below provides certain information regarding stock options granted during the Company's last fiscal year to the named executive officers listed in the Summary Compensation Table above:


                                                            INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                             -------------------------------------------------------------------------     VALUE AT ASSUMED
                                  NUMBER OF                                                              ANNUAL RATES OF STOCK
                                 SECURITIES        % OF TOTAL        EXERCISE                             PRICE APPRECIATION
                                 UNDERLYING          OPTIONS          PRICE                                 FOR OPTION TERM
                                  OPTIONS           GRANTED TO         PER                                      ( c )
                                  GRANTED          EMPLOYEES IN       SHARE                             ----------------------
            NAME                    (a)            FISCAL YEAR         (b)            EXPIRATION DATE       5%         10%
   -----------------------       ---------         ------------    ----------         --------------      -------    ---------
   Robert B. Stein, Jr.        87,500 (Class A)        27.3%            $ 4.13          June 24, 2008     $227,500    $575,750
                               87,500 (Class B)        27.3%              4.25          June 24, 2008      233,625     592,375

   Gregory G. Landry           50,000 (Class A)        15.6%              4.13          June 24, 2008      130,000     329,000
                               50,000 (Class B)        15.6%              4.25          June 24, 2008      133,500     338,500

   Dale W.  Fuller (d)         25,000 (Class A)         7.8%              4.25          Expired                --         --

   Scott A. Stein                 --                     --                --              --                  --         --

   Susan D. Adams                 --                     --                --              --                  --         --

   Alice R. Guiney                --                     --                --              --                  --         --


a) The options become fully exercisable over four years, with 25% of the shares subject to the option becoming exercisable on each anniversary of the option grant date. All options expire ten years from the date of grant, unless sooner terminated by, for example, the failure to exercise an option, to the extent it is then exercisable, before three months after termination of employment, except for termination in the case of death, in which case, the option is exercisable within one year from the date of death by the optionee's executor, administrator or personal representative, to the extent it is then exercisable. The percent of total options granted is calculated based on total options of Class A and Class B Common Stock granted in fiscal year 1999.

b) All options were granted at an exercise price per share equal to the fair market value of the Class A Common Stock or the Class B Common Stock, as the case may be, on the date of grant, as quoted on the American Stock Exchange (AMEX).

c) The amounts shown as potential realizable value illustrate what might be realizable upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the Company's stock. The values shown do not consider nontransferability or termination of the options upon termination of employment.

d) Mr. Fuller's employment with the Company was terminated as of January 29, 1999. Consequently, the stock options granted to him have expired.

                          FISCAL YEAR-END OPTION VALUES

The table below sets forth information regarding stock options that were exercised, if any, during the past fiscal year, and unexercised stock options held as of January 30, 1999, by the executive officers listed in the Summary Compensation Table above:



                                                                                NUMBER OF            VALUE OF
                                                                            SHARES UNDERLYING      UNEXERCISED
                                                                               UNEXERCISED         IN-THE-MONEY
                                            NUMBER OF                           OPTIONS AT          OPTIONS AT
                                         SHARES ACQUIRED                      FISCAL YEAR END    FISCAL YEAR END (1)
                                         ON EXERCISE OF                       EXERCISABLE (E)/    EXERCISABLE (E)/
        NAME                                 OPTIONS       VALUE REALIZED    UNEXERCISABLE (U)    UNEXERCISABLE (U)
-------------------------------------    ---------------  ----------------  ------------------   -------------------
Robert B. Stein, Jr................            --               --              177,500 (E)          $58,281 (E)
                                                                                175,000 (U)              --  (U)

Gregory G. Landry..................            --               --              119,625 (E)           46,313 (E)
                                                                                100,000 (U)              --  (U)

Scott A. Stein.....................            --               --               22,500 (E)            9,560 (E)
                                                                                  7,500 (U)              --  (U)

Susan D. Adams.....................            --               --                5,000 (E)              --  (E)
                                                                                 15,000 (U)              --  (U)

Alice R. Guiney....................            --              --                 6,250 (E)              --  (E)
                                                                                 13,750 (U)              --  (U)



(1) Values are calculated for options "in the money" by subtracting the exercise price per share from the closing price per share of the applicable class of the Company's Class A and Class B Common Stock on January 30, 1999, which amounts were $3.50 and $3.50 per share, respectively. Certain of the executive officers have options to purchase shares of Common Stock at exercise prices greater than the fair market value of the applicable class of Common Stock as of January 30, 1999. Such options are not "in the money" and their value is, therefore, not disclosed above.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         In March 1998, the Company adopted a Supplemental Executive Retirement Plan (the "SERP") to provide additional retirement benefits, payable in a lump sum, to certain executive officers. Currently, only Messrs. Robert Stein and Landry participate in the SERP. The SERP is an unfunded plan; however, the Company intends to use the cash surrender value of key life insurance policies purchased by the Company on the lives of Messrs. Stein and Landry to fund its obligations under the Plan. Messrs. Stein and Landry have no claim or right to the proceeds of the cash surrender value of the insurance policies, payable upon their death. To the extent they have an accrued vested benefit under the SERP, they will only have a claim against the general assets of the Company.

         Under the SERP, 100% of the participants' accrued benefits will vest upon the earlier of (a) a change of control that is not approved by two-third of the Board of Directors, (b) a termination of the participant by the

Company without "good cause," as defined in the SERP, (c) the death or disability of the participant, as defined in the SERP, or (d) the participant being credited with five years of service. Messrs. Stein and Landry each have been credited with four years of service as of the end of fiscal year 1999.


         The benefits under the SERP are payable in a lump sum, which reflects the annual life benefit determined under the SERP, discounted to its present value. The lump sum benefit is based on providing the participant the present value of an annual annuity commencing at age 65 and payable through participant's death equal to (a) 50% of the average of participant's three greatest years of compensation during participant's last five years of service with the Company multiplied by a percentage equal to the actual years of service credited through retirement divided by the years of service the participant could have been credited with through the age of 65, less (b) the actuarial equivalent value, as determined under the SERP, of (i) half the participant's Social Security benefits and (ii) all Company contributions or allocations on the participant's behalf to or under any other deferred compensation or retirement-type plans, such as the Company 401(k) matching contribution, plus deemed interest equal to seven percent compounded annually, on such contributions or allocations. Stock option grants and incentive stock awards are not considered under the SERP as Company contributions or allocations under a retirement plan. The portion of the benefit that is based on the percentage of years of service credited to the participant will accelerate to 100% upon (a) a change of control that is not approved by two-thirds of the Board of Directors or (b) the Company terminating the participant without "good cause."

         The compensation covered under the SERP is generally the same compensation that is covered in the Summary Compensation Table for Messrs. Stein and Landry, except that compensation under the SERP does not include the Company 401(k) match or compensation from any equity based compensation plan including stock options and incentive stock awards.

         If Messrs. Stein and Landry, who are both currently 41 years of age, retired at age 65 and they both received annual increases in their compensation each year through age 65, they would be entitled to an accrued lump sum benefit of approximately $3,892,000 and $2,470,000 respectively, at age 65. If any excise taxes are due on such payments, the payments will be grossed up to cover such taxes.

DIRECTORS' COMPENSATION

         Messrs. Adams, Barrett, Birchfield, Everets and Janes received Directors' fees of $8,000, $18,000, $18,000, $14,500, and $15,500, respectively, for the fiscal year ended January 30, 1999. In addition, Messrs. Adams and Everets each deferred $4,000 in Directors' fees pursuant to the Directors' Deferred Compensation Plan that was adopted in fiscal 1999. Under the plan, a Director's compensation is credited to the Director's account and valued thereafter as if the Director had invested the deferred amount in Class A Common Stock. The annual fee for outside Directors for the 1999 fiscal year is $12,000 plus $1,000 for each regular or special meeting of the Board attended, plus $500 for telephonic meetings. The remaining Directors, who are employees of the Company, receive no Directors' fees. In June 1998, Messrs. Adams, Barrett, Birchfield, Everets and Janes each received an option to purchase 5,000 shares of Class A Common Stock at $4.13 per share and an option to purchase 5,000 shares of Class B Common Stock at $4.25 per share, pursuant to option plans for outside Directors. Additionally, Messrs. Barrett, Birchfield, Everets and Janes each also received options to purchase 3,000 shares of Class A Common Stock at $4.25 per share in February 1998.

EMPLOYMENT AGREEMENTS

         In June 1995, the Company entered into employment agreements (the "Employment Agreements") with Messrs. Robert Stein and Landry. The Employment Agreements are initially for two (2) year terms, but such terms are automatically extended each year for an additional year unless the Company or the employee gives notice before February 28th of each year that it or he does not desire to have the term extended. Under the Employment Agreements, Messrs. Stein and Landry receive annual salaries that may be increased, but may not be decreased. In addition, the Employment Agreements provide that the Board of Directors, or a committee thereof, may award each employee annual bonuses if performance criteria to be determined by the Board are met.

         Under the Employment Agreements, if the employee's employment is terminated for any reason, other than by the Company without cause or by the employee for good reason, or as a result of death or disability, then the employee will receive his salary and bonus through the date of termination. If the employee dies or is disabled, he will also receive any additional benefits that are provided under the Company's death and disability programs in effect at the time of death or disability. In addition, if an employee is disabled and there is no disability program in effect or if an employee dies, then the employee's beneficiary will receive 100% of the employee's annual salary plus an amount equal to the highest of the aggregate bonus payments earned by the employee for any of the last three 12-month periods prior to the date of termination.

         The Employment Agreements provide that if the employee's termination is by the Company without cause or by the employee for good reason, and not as a result of the employee's death or disability, the employee will receive his full salary and bonus through the date of termination. The amount of the employee's bonus will be the highest of the aggregate bonus payments earned by the employee for any of the last three 12-month periods prior to the date of termination. The Agreements also provide that after such termination, each of Messrs. Stein and Landry will also receive a severance payment equal to two (2) times the sum of his full base salary and annual bonus. If any payment in connection with the termination of the employee's employment under the Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company will pay the employee an additional payment equal to the amount of any excise tax the employee incurs as a result of the employee's receipt of the additional payment.

                             COMPENSATION COMMITTEE

                        REPORT ON EXECUTIVE COMPENSATION


OVERVIEW

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. The Committee, which consists of Messrs. Everets (Chairman), Barrett and Birchfield, is responsible for establishing and administering the Company's executive compensation policies and the Company's stock option and other employee equity plans. This report addresses the compensation policies for the fiscal year 1999 for executive officers and in particular for Mr. Robert Stein in his capacity as President, Chief Executive Officer and Chairman of the Board.

GENERAL COMPENSATION POLICY

         The objectives of the Company's executive compensation program are to:

         - Provide a competitive compensation package that will attract and retain superior talent and reward performance;

         -        Support the achievement of desired Company performance; and

         - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of shares of the Company's Common Stock, thereby encouraging the achievement of superior results over an extended period.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised primarily of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined financial objectives of the Company and individual objectives; (iii) discretionary bonuses, which are granted under special circumstances; (iv) supplemental executive retirement plan benefit; and (v) long-term incentive compensation in the form of periodic stock option and restricted stock grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders and encouraging the achievement of superior results over an extended period.

         The Committee performs annual reviews of executive compensation, during which the Committee reviews executive compensation packages of the Company compared with available information on other national and regional convenience store chains, including some, but not all, of the companies included in the Peer Group Index (defined below).

         In considering compensation of the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe
Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Committee has considered the requirements of
Section 162(m) of the Code and its related regulations. It is the Company's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

BASE SALARY

         The Committee reviews base salary levels for the Company's executive officers on an annual basis. In determining salaries, the Committee takes into consideration individual experience and performance, and comparable compensation data available on other national and regional convenience store chains. The Company seeks to set base salaries to be competitive with compensation paid by comparable companies to persons with similar experience.

ANNUAL INCENTIVE BONUSES

         The Committee determines the amount of annual cash bonuses based on achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to the attainment of financial targets, specifically pre-tax earnings and cash flow, the Company also awards bonuses based on various operational and strategic objectives geared to specific management groups (i.e., financial, management, information systems, construction and marketing), and for Mr.Robert Stein, individually.

LONG-TERM INCENTIVE COMPENSATION

         Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Committee believes that an enhanced market value for the Company's shares of Common Stock should be a primary objective of senior management, and that stock option and restricted stock grant participation align executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         In fiscal year 1999, the Company adopted the SERP to provide additional retirement benefits to certain key executives. It is intended to attract and retain these executives. The benefits primarily accrue under the SERP based on compensation paid to the executive and the years of service the executive provides to the Company. Currently only Messrs. Robert Stein and Landry participate in the SERP. The Company believes that these benefits are reasonable in relation to the executive compensation practices of other companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Stein, who holds the positions of President, Chief Executive Officer and Chairman of the Board, was paid a base salary of $374,998 during fiscal year 1999. In addition, Mr. Stein was granted 87,500 options to purchase shares of Class A Common Stock and 87,500 options to purchase shares of Class B Common Stock. Mr. Stein's salary was increased from fiscal year 1998 as a result of the Company's progress and his leadership during a challenging period of growth and change. However, in determining the bonus segment of overall compensation, the Committee also took into consideration the results of operations of the Company and therefore no bonus was paid to Mr. Stein in fiscal year 1999, resulting in lower overall compensation as compared to fiscal year 1998.



THE COMPENSATION COMMITTEE:

John W. Everets, Chairman
Frank W. Barrett
J. Kermit Birchfield, Jr.

                                PERFORMANCE GRAPH

         The Performance Graph set forth on the following page compares the performance of the Class A Common Stock over the past five years with (i) the cumulative total return on the American Stock Exchange Stock Market (the "AMEX") and (ii) a peer group index consisting of AMEX Stocks Standard Industry Codes 5410-5419 (grocery stores) ("Peer Group Index").

         The figures presented assume the reinvestment of all dividends into shares of Class A Common Stock on the dividend payment date and that $100 was invested in Class A Common Stock and in the AMEX Stock Market Index (U.S. Companies) and Peer Group Index on January 28, 1994, and held through January 30, 1999 (the end of the Company's most recent fiscal year).

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                      Dairy Mart Convenience Stores, Inc.

Prepared by the Center for Research in Security Prices
Produced on 04/16/1999 including data to 01/29/1999







                                    [GRAPH]


-------------------------------------------------------------------------------
                                    Legend


Symbol   CRSP Total Returns Index for:           01/1994 01/1995 02/1996 01/1997  01/1998 01/1999
------   ----------------------------            ------- ------- ------- -------  ------- -------
------ - Dairy Mart Convenience Stores, Inc.      100.00   57.4    86.8    85.3     62.8    51.7
------ * AMEX Stock Market (US Companies)         100.00   95.2   119.0   124.0    148.9   169.0
------ + AMEX Stocks (SIC 5410-5419 US Companies) 100.00   98.5   146.1   150.2    150.1   197.3
         Grocery Stores

--------------------------------------------------------------------------------
Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.       The index level for all series was set to $100.0 on 01/28/1994.

                              CERTAIN TRANSACTIONS

STOCK OWNED BY DM ASSOCIATES

                   DM Associates Limited Partnership ("DM Associates") is the owner of record of 638,743 shares of Class B Common Stock of the Company, representing approximately 43.5% of the issued and outstanding shares of Class B Common Stock, and 35.6% of the total voting power of both classes of the Common Stock. The general partner of DM Associates is New DM Management I, which is a general partnership. The general partners of New DM Management I are Robert B. Stein, Jr., a Director and the Chairman of the Board, Chief Executive Officer and President of the Company, and Gregory G. Landry, a Director and the Executive Vice President and Chief Financial Officer of the Company.

         In March 1992, DM Associates financed part of the purchase of its 1,858,743 shares of Class B Common Stock by obtaining a $7,100,000 loan (the "Limited Partnership Loan") from the Connecticut Development Authority ("CDA"). The Limited Partnership Loan was secured by DM Associates' collateral pledge of 1,220,000 shares of the Class B Common Stock owned by DM Associates. In September 1994, FCN Properties Corporation, a corporation owned and controlled by Charles Nirenberg, a former shareholder, Director and executive officer of the Company, purchased all of the CDA's right, title and interest in and to the Limited Partnership Loan. In December 1995, FCN Properties Corporation sold the Limited Partnership Loan to the Company. The Limited Partnership Loan became due and payable in full on July 31, 1997. DM Associates failed to pay the Limited Partnership Loan and in accordance with the loan agreement, the Company took possession and title to the 1,220,000 shares of Class B Common Stock, without waiving any deficiency. At the same time, the Company made demand upon DM Associates for all assets other than the non-recourse assets (defined below). Upon the Company taking title to and possession of the 1,220,000 shares of Class B Common Stock, such shares became treasury shares. DM Associates continues to hold 638,743 shares of Class B Common Stock, which, together with any proceeds therefrom, are defined under the agreements governing the Limited Partnership Loans as non-recourse assets and not available to the Company to satisfy DM Associates' obligation under the Limited Partnership Loan.

         On December 12, 1997, the partners in DM Associates entered into a third amendment to the partnership agreement (the "Amendment"). The Amendment was executed by New DM Management I, HNB Investment Corp., the Class A limited partner of DM Associates (the "Class A Limited Partner"), and the Company, as the Class B limited partner of DM Associates.

         The Amendment extends the term of DM Associates to December 12, 2002, subject to earlier dissolution pursuant to the terms of the partnership agreement of DM Associates, as amended through the date of the Amendment. The Amendment also provides the Class A Limited Partner with the right during specified periods to cause the securities held by DM Associates to be valued by an independent investment banking firm and, in the discretion of the Class A Limited Partner, sold at such appraised value or at such other amount as the Class A Limited Partner may determine, with the Company (or its designee) and New DM Management I (or its designee) and Mr. Stein and Mr. Landry (or their designees) having a first right to purchase the shares at their appraised value or such lower amount that may be offered by a third-party unaffiliated buyer. The Amendment also provides that for a one-year period following any dissolution of DM Associates and the resulting distribution of the securities held by DM Associates to the Class A Limited Partner (or its designee), New DM Management I will have a right of first refusal with respect to any sale of such shares by the Class A Limited Partner (or its designee) . The Company also amended its Preferred Stock Purchase Plan (the "Plan") to provide that none of the Class A

Limited Partner, any purchaser of the shares held by DM Associates in accordance with the terms of the Amendment, or any transferee of the Class A Limited Partner or any such purchaser will be deemed to be an "Acquiring Person" as defined in the Plan. The Company also agreed in the Amendment not to further amend the Plan or adopt any successor plan or amendment to its certificate of incorporation or by-laws that would (i) impair or restrict the ability of DM Associates to sell its securities pursuant to the Amendment, (ii) dilute or adversely affect the voting rights of the securities held by DM Associates or
(iii) otherwise frustrate the terms of the Amendment.

OUTSIDE COUNSEL

         Albert T. Adams, one of the Company's directors, is a partner of Baker & Hostetler LLP, which acts as the Company's general outside legal counsel. The Company expects that Baker & Hostetler will continue to provide legal services in that capacity in fiscal year 2000.

CONSULTING ARRANGEMENT

          Michael L. Poole's employment with the Company was terminated as of August 3, 1998. Mr. Poole, a former executive officer of the Company, was paid consulting fees in the amount of $94,608 in exchange for continuing to provide consulting services to the Company.

                         REQUIRED VOTES OF SHAREHOLDERS

         Under Delaware law and pursuant to the Company's Bylaws, the presence in person or by proxy of the holders of a majority of the voting power of both classes of Common Stock entitled to vote at the Annual Meeting is necessary for a quorum to transact business for matters as to which both classes of Common Stock vote together. With respect to matters as to which each class of Common Stock is entitled to vote separately, including the election of Directors by the respective classes, the presence in person or by proxy of the holders of one-third of the shares of Common Stock of the applicable class is necessary for a quorum to transact such business. In order for the nominees to be elected as Directors by the shareholders of their respective classes of Common Stock, the affirmative vote of a plurality of the Common Stock of the applicable class present in person or by proxy is necessary. The Company intends to appoint an independent person to act as an inspector of elections at the Annual Meeting who will be responsible for counting the votes.



                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal in the Company's Proxy Statement for the fiscal year 2000 Annual Meeting of the Shareholders of the Company may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Company's Chief Financial Officer at the Company's principal office located at One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio 44236, no later than January 17, 2000. For those shareholder proposals which are not submitted in accordance with Rule 14a-8, the proxies designated by the Board of Directors may exercise their discretionary voting authority, without any discussion on the proposal in next year's Proxy Statement, with respect to any proposal which is received by the Company after March 30, 2000.

                                     GENERAL

         The Company's Annual Report to Shareholders contains financial statements for the fiscal year ended January 30, 1999, as well as other information concerning the operations of the Company.

         The Company is not aware of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual Meeting of Shareholders, which will be presented at the Annual Meeting. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted thereon in accordance with the best judgment of the person or persons voting such proxies.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                          & DATE IT ABOVE


                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                 CLASS A PROXY

                                 JUNE 10, 1999



                                       Please Detach and Mail in the Envelope Provided
-----------------------------------------------------------------------------------------------------------------------------------
A[X] Please mark your
     votes as in this
     example.

                            FOR       WITHHELD
1. Election of              [ ]         [ ]               Nominees:                2. In their discretion such other matters as may
   Directors                                                  Thomas W. Janes         properly come before the meeting.
                                                              Albert T. Adams

For, except vote withheld from the following nominees                                 UNLESS A CONTRARY DIRECTION IS INDICATED, THE
(To withhold authority for any individual nominee write                               SHARES REPRESENTED BY THIS PROXY SHALL BE
that nominee's name in the space provided below.)                                     VOTED FOR THE ELECTION OF THE NOMINEES AS
                                                                                      DIRECTORS AND IN THE DISCRETION OF THE PROXIES
-------------------------------------------------------                               AS TO OTHER MATTERS.


SIGNATURE(S)________________________________________________________________________________DATE:___________________________________

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

------------------------------------------------------------------------------------------------------------------------------------

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE




--------------------------------------------------------------------------------
                                 CLASS A PROXY
                      DAIRY MART CONVENIENCE STORES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 1999
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert B. Stein, Jr., Gregory G. Landry and Albert T. Adams, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class A Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dairy Mart to be held at the Dairy Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio on the 10th day of June, 1999 at 10:00 a.m. (eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                       & DATE IT ABOVE

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                       DAIRY MART CONVENIENCE STORES, INC.

                                  CLASS B PROXY

                                  JUNE 10, 1999



                Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                    FOR          WITHHELD

1. Election of      / /            /  /         NOMINEES:                       2. In their discretion such other matters as may
   Directors                                                                    properly come before the meeting.
                                                     Frank W. Barrett
FOR, EXCEPT VOTE WITHHELD FROM THE                   J. Kermit Birchfield, Jr.
FOLLOWING NOMINEES (TO WITHHOLD AUTHORITY            John W. Everets            UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
FOR ANY INDIVIDUAL NOMINEE WRITE THAT                Gregory G. Landry          REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE
NOMINEE'S NAME IN THE SPACE PROVIDED                 Robert B. Stein, Jr.       ELECTION OF THE NOMINEES AS DIRECTORS AND IN THE
BELOW.)                                              William A. Foley           DISCRETION OF THE PROXIES AS TO OTHER MATTERS.


SIGNATURE(S)_________________________________________________________________________________   DATE: ____________


 NOTE: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                       & DATE IT ABOVE



                                  CLASS B PROXY

                       DAIRY MART CONVENIENCE STORES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 10, 1999

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert B. Stein, Jr., Gregory G. Landry and Albert T. Adams, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class B Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dairy Mart to be held at the Diary Mart Convenience Stores, Inc., One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio on the 10th day of June, 1999 at 10:00 a.m. (eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)